CERTIFICATION [Exhibit 99.906CERT]

Sam Singh, Principal Executive Officer, and Dawn Borelli, Principal Financial Officer of The Boyar Value Fund, Inc. (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
The Boyar Value Fund, Inc.	The Boyar Value Fund, Inc.

/s/ Sam Singh	/s/ Dawn Borelli
Sam Singh	Dawn Borelli
Date:	Date:

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.